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                                                                    EXHIBIT 99.1

                                             [Logo]
                                             Pittencrieff
                                             Communications, Inc.
                                             One Village Drive, Suite 500
                                             P.O. Box 6088
                                             Abilene, Texas 79608

                                             Phone 915-690-5800
                                             Fax 915-690-5885

NEWS RELEASE


                   PCI STOCKHOLDERS APPROVE MERGER WITH NEXTEL

ABILENE, TEXAS, SEPTEMBER 16, 1997-----Pittencrieff Communications, Inc. (Nasdaq: PITC) ("PCI"), one of the leading providers of Specialized Mobile Radio ("SMR") wireless communications services in the United States, announced today that PCI stockholders have approved the previously announced merger agreement with a subsidiary of Nextel Communications, Inc. The action came at a special meeting of stockholders held today (September 16) at PCI's headquarters in Abilene, Texas.

     Completion of the merger is subject to approval by the Federal Communications Commission ("FCC") and the satisfaction of various customary closing conditions contained in the merger agreement.

     PCI currently has approximately 6,000 800 MHZ SMR channels covering a total population of over 25 million people. PCI provides customized wireless solutions to more than 88,000 subscribers throughout the Southwestern United States and parts of North and South Dakota.

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For more information, contact:
Thomas R. Modisett, Vice President-Finance & CFO
Jerry J. Bradford, Investor Relations Coordinator
Pittencrieff Communications, Inc.
(915) 690-5800